Exhibit 1.1

LEGACYTEXAS FINANCIAL GROUP, INC.

(a Maryland corporation)

5.50% Fixed-to-Floating Rate Subordinated Notes due December 1, 2025

UNDERWRITING AGREEMENT

September 15, 2016

J.P. MORGAN SECURITIES LLC

SANDLER O’NEILL + PARTNERS, L.P.

as Representatives of the several Underwriters

c/o	J.P. Morgan Securities LLC
383 Madison Avenue
New York, NY 10179

Sandler O’Neill + Partners, L.P.
1251 6th Avenue
New York, NY 10020

Ladies and Gentlemen:

LegacyTexas Financial Group, Inc., a Maryland corporation (the “Company”), confirms its agreement (the “Agreement”) with J.P. Morgan Securities LLC (“JPM”) and Sandler O’Neill + Partners, L.P. (“Sandler O’Neill”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom JPM and Sandler O’Neill are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of $50,000,000 aggregate principal amount of its 5.50% Fixed-to-Floating Rate Subordinated Notes due December 1, 2025 (the “Securities”). The Securities will form a part of the same series as, and for U.S. federal income tax purposes are intended to be issued in a “qualified reopening” of, the Company’s outstanding 5.50% Fixed-to-Floating Rate Subordinated Notes, issued November 23, 2015 (the “Original Securities”). The Securities will have the same terms as the Original Securities in all respects, other than with respect to the offering price, the issue date or the payment of interest accruing prior to the issue date. The Securities will be issued with no more than a de minimis amount of original issue discount (determined in accordance with applicable U.S. federal income tax regulations). The Securities will be issued in book-entry only form to Cede & Co. as nominee of The Depository Trust Company (“DTC”) pursuant to a blanket issuer letter of representations, dated November 19, 2015, between the Company and DTC.

The Securities will be issued pursuant to the Indenture between the Company and U.S. Bank National Association, as Trustee (the “Trustee”), dated as of November 23, 2015, as supplemented by the First Supplemental Indenture, dated as of November 23, 2015 (together, the “Indenture”). The Indenture and this Agreement are hereinafter referred to collectively as the “Operative Documents.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” (as defined in Rule 405 of the rules and regulations (the “1933 Act Regulations”) under the Securities Act of 1933, as amended (the “1933 Act”)) on Form S-3 (No. 333-208026), covering the registration of certain securities, including the Securities, under the 1933 Act and the 1933 Act Regulations, which registration statement, and any post-effective amendment thereto, became effective upon filing under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”). Such registration statement, at any given time, including any amendments thereto existing at such time, the exhibits and any schedules thereto on file with the Commission at such time, the information incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the information otherwise deemed to be a part thereof or included therein at such time by the 1933 Act Regulations, is referred to herein as the “Registration Statement.” The Company will prepare and file a prospectus supplement relating to the Securities with the Commission in accordance with the provisions of Rule 430B of the 1933 Act Regulations (“Rule 430B”) and paragraph (b) of Rule 424 of the 1933 Act Regulations (“Rule 424(b)”). Any information included in such prospectus supplement that was omitted from the Registration Statement or any post-effective amendment thereto that is deemed to be part thereof and included therein pursuant to Rule 430B is referred to herein as “Rule 430B Information.”  The final prospectus and prospectus supplement used in connection with the offering of the Securities, including the documents incorporated by reference or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, are referred to herein collectively as the “Prospectus.” Each prospectus and prospectus supplement used in connection with the offering of the Securities that omitted the Rule 430B Information is herein called a “preliminary prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to include all such financial statements and schedules and other information which are incorporated by reference or otherwise deemed by the 1933 Act Regulations to be part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, after the execution of this Agreement.

SECTION 1.          Representations and Warranties.

(a)                                 Representations and Warranties by the Company.  The Company represents and warrants to each Underwriter, as of the date hereof, at the Applicable Time (as defined herein) and at the Closing Time (as defined in Section 2(b)), and agrees with each Underwriter, as follows:

(i)                                     Status as Well-Known Seasoned Issuer. (A) At the time of filing the Registration Statement, (B) at the time of each subsequent amendment to the Registration Statement for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this subsection only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the 1933 Act Regulations (“Rule 163”) and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405), including not having been and not being an “ineligible issuer” (as defined in Rule 405). The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405), and the Securities, as of the date of their registration on the Registration Statement, were, and, as of the date hereof and as of the Closing Time, remain, eligible for registration by the Company on an “automatic shelf registration statement” under Rule 405. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form. At the earliest time that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities, the Company was not nor is it an “ineligible issuer” (as defined in Rule 405).

(ii)                                  Registration Statement, Prospectus and Disclosure Package at Time of Sale.  The Registration Statement became effective upon filing under Rule 462(b) on November 16, 2015, and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement, including any Rule 462(b) Registration Statement, or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and the Company has complied with any requests on the part of the Commission for additional information with respect to the Registration Statement.

Any offer that is a written communication relating to the Securities made by the Company or any person acting on its behalf (within the meaning, for this subsection only, of Rule 163(c) of the 1933 Act Regulations) prior to the filing of the Registration Statement or any amendment thereto has been filed with the Commission in accordance with the exemption provided by Rule 163 and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

At the respective times the Registration Statement and any post-effective amendments thereto became effective, at each deemed effective date with respect to the Underwriters and the Securities pursuant to Rule 430B(f)(2) and at the Closing Time, the Registration Statement and any amendments thereto complied, complies and will comply, as the case may be, in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the Trust Indenture Act of 1939, as amended (the “1939 Act”), and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”), and neither the Registration Statement nor any amendment thereto contained, contains or will contain, as the case may be, an untrue statement of a material fact or omitted, omits or will omit, as the case may be, to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the General Disclosure Package (as defined below), at the Applicable Time, nor Prospectus at the Closing Time, included, includes or will include, as the case may be, an untrue statement of a material fact or omitted, omits or will omit, as the case may be, to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The preliminary prospectus and the Prospectus complied, when filed with the Commission, in all material respects with the 1933 Act,

1933 Act Regulations and the 1939 Act, and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Securities was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time (as defined below), each Issuer-Represented Free Writing Prospectus (as defined below) and the Statutory Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), did not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus or the General Disclosure Package or any amendment or supplement thereto made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement or the Prospectus or any amendment or supplement thereto. For purposes of this paragraph, the only information so furnished shall be the information in the third paragraph under the heading “Underwriting (Conflicts of Interest),” and the information under the heading “Underwriting (Conflicts of Interest) — Price Stabilization, Short Positions,” in each case contained in the Prospectus (collectively, the “Underwriter Information”).

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 5:00 p.m. (New York City time) on September 15, 2016 or such other time as agreed by the Company and the Representatives.

“Statutory Prospectus,” at any given time, means the base prospectus that is included in the Registration Statement and the preliminary prospectus supplement relating to the Securities immediately prior to that time, including the documents incorporated by reference therein at such time. For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Statutory Prospectus only at the actual time that such form of prospectus is filed with the Commission pursuant to Rule 424(b).

“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in (h)(i) of Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

Each Issuer-Represented Free Writing Prospectus, at its issue date and at all subsequent times through the completion of the offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representatives, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Statutory Prospectus or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(iii)                               Incorporated Documents.  The documents incorporated by reference in the preliminary prospectus, the General Disclosure Package and the Prospectus, when read together with the other information in the Registration Statement, at the time the Registration Statement became effective or such documents were filed with the Commission, as the case may be, did not, and at the Applicable Time did not and at the Closing Time will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Prospectus, when filed with the Commission, conformed or will conform, as the case may be, in all material respects to the applicable requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”).

(iv)                              Independent Accountants.  Ernst & Young LLP, who certified the financial statements and supporting schedules included in the Prospectus, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations and the rules of the Public Company Accounting Oversight Board and, to the Company’s knowledge, are not and have not been in violation of the auditor independence requirements of the Sarbanes Oxley Act of 2002 and the related rules and regulations of the Commission (the “Sarbanes-Oxley Act”) in respect of the entity whose financial statements it audited.

(v)                                 Financial Statements.  The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries, at the dates indicated and their respective statements of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified. Such financial statements have been prepared in compliance with the requirements of the 1933 Act and the 1934 Act and in conformity with accounting principles generally accepted in the United States of America (“GAAP”) applied on a consistent basis throughout the periods involved. Any selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the  General Disclosure Package, preliminary prospectus and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus. The supporting schedules, if any, included therein present fairly, in all material respects, the information required to be stated therein. To the extent applicable, all disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act, the 1934 Act Regulations and Item 10 of Regulation S-K under the 1933 Act, as applicable, in all material respects. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the required information in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(vi)                              Certain Data and Forward-Looking Statements.  All statistical or market-related data included or incorporated by reference in the Registration Statement, the General Disclosure Package, and the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the consent to the use of such data from such sources to the extent required. Each “forward-looking statement” (within the meaning of Section

27A of the 1933 Act or Section 21E of the 1934 Act) contained or incorporated by reference in the Registration Statement, the General Disclosure Package, preliminary prospectus and the Prospectus has been made or reaffirmed with a reasonable basis and in good faith.

(vii)                           No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change, or any development that could reasonably be expected to have a material adverse change, in the condition, financial or otherwise, or in the earnings, properties, or business of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no liabilities or obligations incurred, direct or contingent, nor transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, (C) there has not been any material change in the capital stock of the Company or any of its Significant Subsidiaries (as defined below) (other than transfers or issuances of capital stock in the ordinary course of business pursuant to the Company’s employee benefit plans or repurchases of common stock by the Company pursuant to a share repurchase program disclosed in the Prospectus) or any material increase in the long term indebtedness of the Company or its Significant Subsidiaries and (D) except for regular quarterly dividends on the common stock of the Company in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock (each of clauses (A), (B), (C) and (D), a “Material Adverse Change”).

(viii)                        Internal Accounting Controls.  The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with the management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with the management’s general or specific authorization, (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (E) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus is prepared in accordance in all material respects with the Commission’s rules and guidelines applicable thereto. The Company’s internal control over financial reporting is effective, and the Company is not aware of any material weaknesses in its internal control. Since the date of the Company’s latest audited financial statements incorporated by reference in the Registration Statement, the General Disclosure Package, and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ix)                              Disclosure Controls.  The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the 1934 Act). Such disclosure controls and procedures (A) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities and (B) are effective to perform the functions for which they were established. The Company’s auditors and the Audit Committee of the Board of Directors have not been advised that there is (1) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls or (2) any material weaknesses in internal controls. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to material weaknesses. The principal executive officer (or the equivalents) and principal financial officer (or the equivalent) of the Company have made all certifications required by the Sarbanes-Oxley Act, and the statements made in each such certification are accurate; the Company, its subsidiaries and to the Company’s knowledge, its directors and officers, are each in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act.

(x)                                 Regulatory Matters.  The Company and its subsidiaries are in compliance in all material respects with all laws administered by and regulations of any Governmental Entity (as defined herein) applicable to it or to them (including, without limitation, all regulations and orders of, or agreements with, the Texas Department of Banking, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System and the Office of Foreign Assets Control, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending laws or other laws relating to discrimination and the Bank Secrecy Act and Title III of the U.S.A. Patriot Act), the failure to comply with which would have a Material Adverse Effect. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is subject or is party to, or has received any notice or advice that any of them may become subject or party to any investigation with respect to, any corrective, suspension or cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently relates to or restricts in any material respect (considered on a consolidated basis) the conduct of their business or that in any manner relates to their capital adequacy, credit policies or management in any material respect (each, a “Regulatory Agreement”), nor has the Company or any of its subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement. There is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries which, in the reasonable judgment of the Company, is expected to result in a Material Adverse Effect. As used herein, the term “Regulatory Agency” means any federal or state agency charged with the supervision or regulation of depositary institutions, or holding companies of depositary institutions, or engaged in the insurance of depositary institution deposits, or any court, administrative agency or commission or other Governmental Entity, authority or instrumentality having supervisory or regulatory authority with respect to the Company or any of its subsidiaries.

(xi)                              Regulatory Compliance.  The deposit accounts of the Bank are insured up to the applicable limits by the Deposit Insurance Fund of the Federal Deposit Insurance Corporation (the “FDIC”) to the fullest extent permitted by law and the rules and regulations of the FDIC, and no proceeding for the revocation or termination of such insurance has been instituted or is pending or, to the knowledge of the Company, is threatened or contemplated.

(xii)                           Good Standing of the Company.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and to enter into and perform its obligations under this Agreement, and to issue the Securities. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The Company is duly registered as a financial holding company under the Bank Holding Company Act of 1956, as amended.

(xiii)                        Corporate Existence of Subsidiaries.  LegacyTexas Bank (the “Bank”) is the only “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (a “Significant Subsidiary”), has been duly organized and is validly existing under the laws of the jurisdiction of its incorporation or organization, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The Bank is a bank chartered under the laws of the State of Texas and its charter is in full force and effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding shares of capital stock of the Bank have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and none of the outstanding shares of capital stock of the Bank were issued in violation of any preemptive or similar rights of any security holder of the Bank.

(xiv)                       Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company. When duly executed by the Underwriters, this Agreement will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and subject to 12 U.S.C. § 1818(b)(6)(D) (or any successor statute) and similar bank regulatory powers and to the application of principles of public policy, and except as rights to indemnity or contribution, including but not limited to, indemnification provisions set forth in Section 8 of this Agreement, may be limited by federal or state securities law and the public policy underlying such laws.

(xv)                          Authorization of Indenture.  The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) (collectively, the “Enforceability Exceptions”).

(xvi)                       Authorization of the Securities.  The Securities have been duly authorized by the Company and, at the Closing Time, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered by the Company against payment therefor as described in the Prospectus or as contemplated in the Indenture, will constitute valid, legal and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforceability may be limited by the Enforceability Exceptions; the Securities will be in the form contemplated by, and will be entitled to the benefits of, the Indenture.

(xvii)                    Description of the Securities.  The Securities will conform in all material respects to the respective statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(xviii)                 Absence of Defaults and Non-contravention.  Neither the Company nor any of its subsidiaries is in violation of its charter or bylaws, in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject, except for such violations or defaults that would not, individually or in the aggregate, result in a Material Adverse Effect, or in violation of any U.S. or non-U.S. federal, state or local statute or law (including, without limitation, common law) or ordinance, or any judgment, decree, rule, regulation, order or injunction of any U.S. or non-U.S. federal, state, local or other governmental or regulatory authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization applicable to the Company or any of its Bank Subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect. The execution, delivery and performance of this Agreement, the issuance and sale of the Securities by the Company and the performance by the Company of all of its obligations under this Agreement and the consummation of the transactions contemplated herein, therein and in the Registration Statement, the General Disclosure Package and the Prospectus and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (A) any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) the provisions of the charter, bylaws or other organizational documents of the Company or any of its subsidiaries or (C) any statute or any order, rule or regulation of any Governmental Entity having jurisdiction over the Company or any of its subsidiaries or any of their property, assets or operations except, with respect to clauses (A) and (C), for those conflicts, breaches, defaults, Repayment Events, liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xix)                       Accuracy of Exhibits.  There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package and the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required pursuant to 1933 Act Regulations or 1934 Act Regulations and each such contract or document conforms in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(xx)                          Absence of Labor Dispute.  No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of the Company or any of its subsidiaries, which, in either case, would result in a Material Adverse Effect. The Company is not a party to any collective bargaining agreements.

(xxi)                       Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or Governmental Entity, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which (A) is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein), (B) would reasonably be expected to result in a Material Adverse Effect or (C) might materially and adversely affect the assets or operations of the Company or any of its subsidiaries or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder. Except as described in the Registration Statement, the Prospectus and the General Disclosure Package, there are no legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective assets is the subject, including ordinary routine litigation incidental to the business, which would, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxii)                    Possession of Intellectual Property.  The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent licenses, trademarks, service marks and trade names necessary to carry on their businesses as presently conducted and the Company and its subsidiaries have not received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names that, in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has infringed or is infringing on the intellectual property of a third party, and, except as are described in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received notice of a claim by a third party to the contrary, except where such infringement would not, singly or in the aggregate, result in a Material Adverse Effect.

(xxiii)                 Possession of Licenses and Permits.  The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, and as described in the Registration Statement, the Prospectus and the General Disclosure Package, and have made all declarations and filings with the appropriate Governmental Entities that are necessary for the conduct of their respective businesses as described in the  Registration Statement, the Prospectus and the General Disclosure Package, except where the failure so to possess such Governmental Licenses or make such declarations or filings would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxiv)                Title to Property.  The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) would not materially interfere with the use made and proposed to be made of such property by the Company or such subsidiary or (B) would not have a Material Adverse Effect. All of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any such lease or sublease or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease and that, in any such case, would have a Material Adverse Effect.

(xxv)                   Absence of Manipulation.  Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in the unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xxvi)                Absence of Further Requirements.  No filing with, or consent, approval, authorization, order, license, registration, qualification or decree of or with any Governmental Entity, other than those that have been made or obtained, is necessary or required in connection with the due authorization, execution and delivery of this Agreement or for the offering, issuance, sale or delivery of the Securities, the performance by the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated by this Agreement, except as may be required by the securities or Blue Sky laws of the various states and other jurisdictions.

(xxvii)             Investment Company Act.  The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

(xxviii)          Environmental Laws.  The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not have a Material Adverse Effect.

(xxix)                Compliance with Money Laundering Laws.  Except as otherwise disclosed in all material respects in the Registration Statement, the Prospectus and the General Disclosure Package, the operations of the Company and its subsidiaries are and, to the knowledge of the Company and its subsidiaries, have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or its subsidiaries, threatened.

(xxx)                   No Conflicts with Sanctions Laws.  Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or controlled affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject  or target of Sanctions, including, without limitation, , Iran, North Korea, Sudan, Syria and Crimea (each, a “Sanctioned Country”); and the Company will not knowingly, directly or indirectly, use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions.  For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(xxxi)                Insurance.  The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which they are engaged. Neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for. Neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(xxxii)             Capitalization.  The authorized and outstanding capitalization and consolidated long term debt (i.e., a maturity greater than one year) of the Company as of September 12, 2016 is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus. There have not been any subsequent issuances of capital stock of the Company since such date. There have not been any additional long term borrowings by the Company or its consolidated subsidiaries since such date, except with respect to advances or securities sold under agreements to repurchase by the Bank in its ordinary course of business.

(xxxiii)          Dividends.  No subsidiary of the Company is subject to any material direct or indirect prohibition on paying any dividends to the Company, on making any other distribution on such subsidiary’s capital stock, on repaying to the Company any loans or advances to such subsidiary from the Company or on transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxxiv)         Taxes.  All material tax returns required to be filed by the Company or any of its subsidiaries have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided or which if not paid, would not individually or in the aggregate, result in a Material Adverse Effect.

(xxxv)            Derivative Financial Instruments.  Any and all material swaps, caps, floors, futures, forward contracts, option agreements (other than stock options issued to the Company’s employees, directors, agents or consultants) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or one of its subsidiaries or for the account of a customer of the Company or one of its subsidiaries, were entered into in the ordinary course of business and in accordance with applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed by the Company to be financially responsible at the time. The Company and each of its subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued, and there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder which would, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xxxvi)         ERISA.  Each of the Company, the Company’s subsidiaries and their respective “ERISA Affiliates” (as defined below) are in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (collectively, “ERISA”). No “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) for which the Company, any of the Company’s subsidiaries or their respective ERISA Affiliates would have any liability. None of the Company, the Company’s subsidiaries or their respective ERISA Affiliates have incurred, or expect to incur, material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”). Each “employee benefit plan” for which the Company, any of the Company’s subsidiaries or any of their respective ERISA Affiliates would have any liability that is intended to be qualified under

Section 401(a) of the Code is so qualified in all material respects and, to the Company’s knowledge, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification. “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA of which the Company or such subsidiary is a member.

(xxxvii)      Certain Transactions.  Neither the Company nor any of its subsidiaries has participated in any listed transaction, as defined in Treasury Regulation Section 1.6011-(4)(b)(2).

(xxxviii)   Unlawful Payments.  Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, agent or controlled affiliate of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under  the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any  rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.  The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(xxxix)         Pending Procedures and Examinations.  The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.

(xl)                              No Unauthorized Dissemination of Materials.  Neither the Company nor any of the Company’s subsidiaries or other affiliates has distributed or prior to the completion of the distribution of the Securities, will distribute any prospectus (as such term is defined in the 1933 Act and the 1933 Act Regulations) in connection with the offering and sale of the Securities other than the Registration Statement, any preliminary prospectus, the General Disclosure Package, the Prospectus or other materials, if any, permitted by the 1933 Act or by the 1933 Act Regulations and approved by the Representatives in accordance with Section 3(k) hereof.

(xli)                           Transactions.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is a party to a letter of intent, accepted term sheet or similar instrument or any binding agreement that contemplates an acquisition, disposition, transfer or sale of the assets (as a going concern) or capital stock of the Company or of any subsidiary or business unit or any similar business combination transaction which would be material to the Company and its subsidiaries taken as a whole.

(xlii)                        Broker Fees.  Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company or any of the Company’s subsidiaries any brokerage or finder’s fee or commission as a result of the transactions contemplated by this Agreement.

(b)                                 Officer’s Certificates.  Any certificate signed by any officer of the Company delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby on the date of such certificate.

SECTION 2.          Sale and Delivery to Underwriters; Closing.

(a)                                 Sale and Purchase.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, the aggregate principal amount of Securities set forth in Schedule A opposite the name of such Underwriter, at a purchase price equal to 97.75% of the aggregate principal amount thereof, plus accrued and unpaid interest from June 1, 2016 to but excluding the Closing Time (as defined below) and payable at such Closing Time.

(b)                                 Payment.  Delivery of the Securities shall be made at the offices of Norton Rose Fulbright US LLP, 2200 Ross Avenue, Dallas, Texas, 75201, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 a.m. (Eastern time) on September 20, 2016 (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. JPM and Sandler O’Neill, each individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

Payment for the purchase price of the Securities shall be made by the Representatives to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of the Securities to be purchased by them.

In performing its duties under this Agreement, the Underwriters shall be entitled to rely upon any notice, signature or writing that the Underwriters shall in good faith believe to be genuine and to be signed or presented by a proper party or parties. The Underwriters may rely upon any opinions or certificates or other documents delivered by the Company or its counsel or designees to them.

SECTION 3.          Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)                                 Compliance with Securities Regulations and Commission Requests.  The Company will notify the Representatives promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or a new registration statement relating to the Securities shall become effective, or any amendment or supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments with respect to the Registration Statement from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated therein by reference or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order of any Governmental Entity preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act. With respect to the Securities, subject to Section 3(e), the Company will comply with the requirements of Rule 430B, will prepare the Prospectus in the form approved by the Representatives, will affect the filings required under Rule 424(b) in the manner and within the time period specified therein (without reliance on Rule 424(b)(8)) and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424(b) under the 1933 Act Regulations was received for filing by the Commission and, in the event that it was not, it will promptly file such Prospectus. The Company will use its commercially reasonable efforts to prevent the issuance of any stop order or other order and, if any stop order or other order is issued, to obtain the lifting thereof as soon as possible. The Company shall pay the required filing fees of the Commission relating to the Securities within the time required by Rule 456(b)(1) (i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations.

(b)                                 Delivery of Registration Statements.  The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, copies of the signed Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference therein) and copies of all signed consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(c)                                  Delivery of Prospectuses.  The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus and the Statutory Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The preliminary prospectus, the Statutory Prospectus, the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)                                 Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations, the 1939 Act and the 1939 Act Regulations, as applicable so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. Prior to the Closing Time, the Company will immediately notify the Representative, and confirm such notice in writing, of (x) any filing made by the Company of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States, and (y) any event or condition that results or is reasonably likely to result in a Material Adverse Change, which (i) makes any statement in the Prospectus false or misleading or (ii) which is not disclosed in the Prospectus. If, at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event or development occurs as a result of which it is necessary, in the reasonable opinion of the Company or its counsel to amend or supplement the Prospectus in order that the Prospectus not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time it is delivered to purchasers, or if for any other reason it shall be necessary, in the reasonable opinion of the Company or its counsel, during such period to amend the Registration Statement or to file a new registration statement or to amend or supplement the Prospectus to comply with the 1933 Act or the 1933 Act Regulations, the Company promptly will (1) notify the Representatives of any such event or development, (2) prepare and file with the Commission, subject to Section 3(e) hereof, such amendment, supplement or new registration statement which will correct such untrue statement or omission, effect such compliance or satisfy such filing requirement, (3) use its best efforts to have any such amendment to the Registration Statement or new registration statement declared effective as soon as possible (if not an automatic shelf registration statement) and (4) supply any amended or supplemented General Disclosure Package or Prospectus to the Underwriters in such quantities as they may reasonably request. If at any time following the issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which the General Disclosure Package or such Issuer-Represented Free Writing Prospectus, individually or together with other information that is part of the General Disclosure Package, as the case may be, conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities), any preliminary prospectus, the Statutory Prospectus or the Prospectus or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Underwriters and will promptly amend or supplement, at its own expense, the General Disclosure Package or such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The Underwriters’ delivery of any such amendment or supplement shall not constitute a waiver of any of the conditions of Section 5 hereof.

(e)                                  Amendment to Prospectus or Registration Statement.  Prior to the Closing Time, the Company will advise the Representatives promptly of any notice of its intention to file or prepare any amendment to the Registration Statement or a new registration statement relating to the Securities or any amendment or supplement to any preliminary prospectus or the Prospectus and will furnish the Representatives with copies thereof a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document with respect to the Securities without the consent of the Representatives, which consent shall not be unreasonably withheld. Neither the consent of the Representatives, nor the Representatives’ delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof. For purposes of clarity, nothing in this Section 3(e) shall restrict the Company from making any filings required in order to comply with its reporting obligations under the 1934 Act or the 1934 Act Regulations.

(f)                                   DTC.  The Company will cooperate with the Underwriters and use its commercially reasonable efforts to permit the Securities to be eligible for clearance, settlement and trading through the facilities of DTC.

(g)                                  Blue Sky Compliance.  The Company will qualify the Securities for offer and sale under the state securities, or blue sky, laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any jurisdiction in which it is not so qualified, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it is not otherwise so subject.

(h)                                 Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i)                                     Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus.

(j)                                    Restriction on Sale of Securities.  Until the Closing Time, the Company will not, without the prior written consent of the Underwriters, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any debt securities or nonconvertible preferred stock, including any guarantee of such securities, or any securities convertible into or exchangeable for or representing the right to receive such securities, other than the Securities (except for the issuance of the Securities issued pursuant to this Agreement).

(k)                                 Issuer-Free Writing Prospectus.  The Company represents and agrees that, unless it obtains the prior written consent of the Representatives and each Underwriter represents and agrees that, unless it obtains the prior written consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus, if any, consented to by the Company and the Representatives is referred to herein as an “Issuer-Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Issuer-Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Issuer-Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

Subject to the consent of the Representatives required in the immediately preceding paragraph, the Company will prepare a final term sheet relating solely to the final pricing terms of the Securities and will file such final term sheet within the period required by Rule 433(d)(5)(ii) on the date such final terms have been established for such Securities. Any such final term sheet is an Permitted Free Writing Prospectus for purposes of this Agreement. Notwithstanding anything to the contrary contained herein, the Company consents to the use by any Underwriter of a free writing prospectus that contains only (a) (i) information describing the preliminary terms of the Securities generally or the Securities specifically or their offering or (ii) information that describes the final terms of the Securities or their offering and that is or is to be included in the final term sheet of the Company contemplated in the first sentence of this paragraph or (b) other customary information that is not “issuer information,” as defined in Rule 433.

(l)                                     Reporting Requirements.  The Company, during the period when a prospectus is required to be delivered under the 1933 Act (including in circumstances where such requirement may be satisfied, with the prior consent of the Representatives, by Rule 172 under the 1933 Act Regulations), will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

SECTION 4.          Payment of Expenses.

(a)                                 Expenses.  The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto and the cost of obtaining all securities and bank regulatory approvals, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto, (iii) the preparation, issuance and delivery of the certificates for the Securities, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(h) hereof, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, the Statutory Prospectus, any Issuer-Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the fees and expenses of the Depositary, (viii) the costs and expenses of the Company and the Representatives relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by the Company or the Representatives in connection with the road show presentations, travel and lodging expenses of the Representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (ix) any fees payable in connection with the rating of the Securities, (x) the fees and expenses incurred in connection with having the Securities eligible for clearance, settlement and trading through the facilities of DTC and (xi) the first $50,000.00 of the reasonable and documented fees and expenses of Norton Rose Fulbright US LLP, counsel to the Underwriters.

(b)                                 Termination of Agreement.  If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses.

SECTION 5.          Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)                                 Filing of Prospectus.  The Prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B); the Registration

Statement is effective and no stop order or other order referred to in Section 3(a)(iv) hereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ satisfaction.

(b)                                 Opinion of Counsel for the Company.  At the Closing Time, the Representatives shall have received the opinions, dated as of the Closing Time, from each of Wachtell, Lipton, Rosen & Katz, and Silver, Freedman, Taff & Tiernan LLP, counsels for the Company, and Scott A. Almy, Executive Vice President, Chief Operating Officer, Chief Risk Officer and General Counsel of the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters, to the effect set forth in Exhibit A, Exhibit B and Exhibit C hereto, respectively. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(c)                                  Opinion of Counsel for the Underwriters.  At the Closing Time, the Representatives shall have received the opinion, dated as of the Closing Time, of Norton Rose Fulbright US LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to such matters as the Representatives may reasonably require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(d)                                 Officers’ Certificates.  At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect, and the Representatives shall have received a certificate of the Chief Executive Officer, President or an Executive Vice President of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time and (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

(e)                                  Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(f)                                   Bring-down Comfort Letter.  At the Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that it reaffirms the statements made in its letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(g)           DTC.  At the Closing Time, the Securities shall be eligible for clearance, settlement and trading in book-entry-only form through the facilities of DTC.

(h)           Ratings.  At the Closing Time, the Securities will be rated at least BBB by Kroll Bond Rating Agency. Subsequent to the execution of this Agreement, there shall not have occurred a downgrading in or withdrawal of the rating assigned to the Securities or any other securities of the Company by any “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) of the 1934 Act, and no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or any other securities of the Company (other than an announcement with positive implications of a possible upgrading).

(i)            No Legal Impediment to Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any Governmental Entity that would, as of the Closing Time, prevent the offer, issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Time, prevent the issuance or sale of the Securities.

(j)            Additional Documents.  At the Closing Time, counsel for the Underwriters shall have been furnished with such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained, and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(k)           Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 11, 12, 13, 14, 15 and 18 shall survive any such termination and remain in full force and effect.

SECTION 6.   Indemnification.

(a)           Indemnification of Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, its officers and directors, its affiliates, as such term is defined under Rule 405 of the 1933 Act Regulations (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, if any, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Statutory Prospectus, any Issuer-Represented Free Writing Prospectus, the General Disclosure Package, the Prospectus or any roadshow that does not constitute an Issuer-Represented Free Writing Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or of any claim whatsoever, in each case based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii)          against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever, in each case based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, if any, or any preliminary prospectus, the Statutory Prospectus, any Issuer-Represented Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b)           Indemnification of Company, Directors and Officers.  Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, if any, or in any preliminary prospectus, the Statutory Prospectus, any Issuer-Represented Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c)           Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.   Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total commission received by the Underwriters bears to the aggregate initial offering price of the Securities.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of shares of Securities set forth opposite their respective names in Schedule A hereto and not joint.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which such Securities were sold by it to its investors exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s directors, officers, Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

SECTION 8.   Representations, Warranties and Agreements to Survive.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of any Underwriter, its Affiliates or selling agents or any person controlling such Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company, and (b) delivery of and payment for the Securities.

SECTION 9.   Termination of Agreement.

(a)           Termination; General.  The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time, (i) if there has been, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the financial condition, earnings, or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Global Market, or if trading generally on the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the Financial Industry Regulatory Authority, Inc. or any other Governmental Entity, (iv) a material disruption has occurred in commercial banking or securities or clearance, settlement or trading services in the United States, or (v) if a banking moratorium has been declared by federal, New York, Maryland or Texas authorities.

(b)           Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 11, 12, 13, 14, 15 and 18 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at the Closing Time, to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a)           if the number of Defaulted Securities does not exceed 10% of the total number of the Securities to be purchased at the Closing Time, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)           if the number of Defaulted Securities exceeds 10% of the total number of the Securities to be purchased at the Closing Time, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Time, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at, (a) in the case of J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179-3217, attention of Investment Grade Syndicate Desk (facsimile (212) 834-6081) and (b) Sandler O’Neill, 1251 6th Avenue, New York, NY 10020, attention of General Counsel (facsimile: (212) 466-7797), and with a copy, which shall not constitute notice, to Norton Rose Fulbright US LLP, 2200 Ross Avenue, Suite 3600, Dallas, Texas 75201-7932, attention of Michael G. Keeley, Esq.; and notices to the Company shall be directed to it at its principal executive offices located at 5851 Legacy Circle, Plano, Texas 75024, attention of Chief Executive Officer, with a copy, which shall not constitute notice, to Wachtell, Lipton,

Rosen & Katz, 51 West 52nd Street, New York, New York 10019-6150, attention of Matthew M. Guest, Esq.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

SECTION 12. Parties.  This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the Affiliates, selling agents, officers and directors and controlling persons referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. No Fiduciaries.  The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s length commercial transaction between the Company, on the one hand, and the Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of the Company’s subsidiaries, any stockholders, creditors or employees of the Company or any of its subsidiaries or any other third party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or any of its subsidiaries with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its subsidiaries on other matters), and no Underwriter has any obligation to the Company or any of its subsidiaries with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and its subsidiaries and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14. GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF LAWS OTHER THAN THE LAWS OF THE STATE OF NEW YORK.

SECTION 15. Jurisdiction; Waiver of Jury Trial; Venue.  The Company and each Underwriter hereby expressly and irrevocably (a) submits to the non-exclusive jurisdiction of the federal and state courts sitting in the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and (b) waives (i) its right to a trial by jury in any legal action or proceeding relating to this Agreement, the transactions contemplated hereby or any course of conduct, course of dealing, statements (whether verbal or written) or actions of the Underwriters and for any counterclaim related to any of the foregoing and (ii) any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum.

SECTION 16. TIME.  TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 17. Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 18. Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 19. General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.  The exchange of copies of this Agreement and of signature pages by facsimile or other electronic means shall constitute effective execution and delivery of this Agreement by the parties hereto and may be used in lieu of the original signature pages to this Agreement for all purposes. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a valid and legally binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

LEGACYTEXAS FINANCIAL GROUP, INC.

By:	/s/ Scott A. Almy
	Name:	Scott A. Almy
	Title:	EVP

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED,

as of the date first above written:

J.P. MORGAN SECURITIES LLC

For itself and as a Representatives of the other Underwriters named in Schedule A hereto

By:	/s/ Stephen L. Sheiner
	Name:	Stephen L. Sheiner
	Title:	Executie Director

SANDLER O’NEILL + PARTNERS, L.P.

For itself and as a Representatives of the other Underwriters named in Schedule A hereto

By:	/s/ Bob Kleinert
	Name:	Bob Kleinert
	Title:	Managing Principal

[Signature Page to Underwriting Agreement]

SCHEDULE A

Name of Underwriter	Total Aggregate Principal Amount of Securities to be Purchased
J.P. Morgan Securities LLC	$35,000,000
Sandler O’Neill + Partners, L.P.	$15,000,000

Total	$50,000,000